As filed with the Securities and Exchange Commission
                              on November 20, 1997            File No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      Form
                                       S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             BANKAMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

                           Delaware                 94-1681731
              (State or other jurisdiction         (I.R.S. Employer
              of incorporation or organization)    Identification No.)

                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                    (Address of principal executive offices)

                         Take Ownership! The BankAmerica
                           Global Stock Option Program
                            (Full title of the plan)

                                 Cheryl Sorokin
                             BankAmerica Corporation
                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                             Telephone: 415/622-3530
                       (Name, Address and Telephone Number
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed     Proposed
                                         maximum      maximum
                                         offering     aggregate    Amount of
Title of securities    Amount to be      price per    offering     registration
to be registered       registered (1)    share (2)    price (2)    fee
--------------------------------------------------------------------------------
Common Stock, $1.5625
par value (3)          10,872,050 shares $73.5312     $799,434,883 $242,252.99
================================================================================
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the program may become subject to the program.

(2) In accordance with Rule 457(h), the offering price per share of common stock is the price at which the stock options and stock appreciation rights awarded on November 18, 1997 under the program may be exercised.

(3) Each share of common stock registered pursuant to this Registration Statement includes a preferred share purchase right.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     Pursuant to General Instruction E to Form S-8, BankAmerica Corporation incorporates by reference (a) the contents of BankAmerica Corporation's Registration Statement on Form S-8 (File No. 333-16477) as filed with the Securities and Exchange Commission ("SEC") on November 20, 1996, and (b) the description of the common stock and preferred share purchase rights set forth in the Registration Statements as filed with the SEC on Form 8-A dated May 25, 1976 (as amended by Forms 8 dated June 14, 1976, August 18, 1976 and September 10,
1976) and April 13, 1988 (as amended by Form 8 dated August 20, 1991), respectively, except as any of the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register 10,872,050 additional shares of BankAmerica Corporation common stock in respect of stock options and stock appreciation rights awarded on November 18, 1997 under Take Ownership! The BankAmerica Global Stock Option Program.

Item 8.  Exhibits.
         --------

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 20th day of November, 1997.


                                                   BANKAMERICA CORPORATION
                                                        (Registrant)



                                                   By: /s/ JAMES S. WESTFALL
                                                      --------------------------
                                                           James S. Westfall
                                                           Senior Vice President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on this 20th day of November, 1997 by the following persons in the capacities indicated.


Signature                                                     Title
---------                                                     -----

Principal Executive Officer:

*David A. Coulter                                Chairman of the Board and Chief
                                                        Executive Officer
Principal Financial Officer:

*Michael E. O'Neill                                     Vice Chairman and
                                                     Chief Financial Officer
Principal Accounting Officer:

*John J. Higgins                                  Executive Vice President and
                                                    Chief Accounting Officer

DIRECTORS:

(A Majority of the Members of the Board of
Directors:)
             *JOSEPH F. ALIBRANDI                                  Director
               *PETER B. BEDFORD                                   Director
              *RICHARD A. CLARKE                                   Director
               *DAVID A. COULTER                                   Director
                *TIMM F. CRULL                                     Director
              *KATHLEEN FELDSTEIN                                  Director
               *DONALD E. GUINN                                    Director
              *FRANK L. HOPE, JR.                                  Director
               *WALTER E. MASSEY                                   Director
               *JOHN M. RICHMAN                                    Director
             *SANFORD R. ROBERTSON                                 Director
             *RICHARD M. ROSENBERG                                 Director
              *A. MICHAEL SPENCE                                   Director
             *SOLOMON D. TRUJILLO                                  Director


*By:  /s/ WILLIE C. BOGAN
      -------------------------------------
          Willie C. Bogan, Attorney-in-Fact

Dated: November 20, 1997

                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney
































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